EXHIBIT

                                                                            10.1

                              CONSULTING AGREEMENT
                          BETWEEN THE TIREX CORPORATION
                               AND DAVID SINCLAIR


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                             ---------------------
                              THE TIREX CORPORATION
                              ---------------------

                      RUBBER PRODUCTS MOLDING AND FLOCKING
                              CONSULTING AGREEMENT

      Consulting Agreement, effective as of the 1st day of January, 1999, (the "Effective Date") between The Tirex Corporation, a Delaware corporation (the "Corporation"), and David B. Sinclair, 60 Morgan Road, Bale d'Urre, Quebec H9X 3A4 (the "Consultant").

      Whereas, the Consultant has substantial technical and business experience and expertise in equipping, operating, and managing rubber molding and flocking equipment and plants.

      Whereas, the Corporation wishes to assure itself of the services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide his services to the Corporation for the said period under the terms and conditions hereinafter provided.

      Now, Therefore, Witnesseth, that for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. Employment

      The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation for the five-month period commencing as at the date hereof and ending on April 30, 1999 (the "Engagement Period") as a consultant in connection with the establishment, equipping, operation, and management of a molded rubber products plant at the Corporation's facility at 3828 St. Patrick, Montreal, PQ, Canada H4E 1A4.

2. Consulting Services

      The services which the Consultant shall render during the Engagement Period, shall include, advice and opinions to the Corporation concerning: (i) identification and sourcing of machinery and equipment for the Corporation's molding operations; (ii) identification and sourcing of flock; (iii) identification and sourcing of transfer prints; (iv) identification and referral of management personnel; (v) review and supervision of all sampling; and (vi) establishing quality control standards.


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      All such services are to be performed only upon direct  authorization from the Corporation. The Consultant shall have the sole discretion as to the form, manner and place in which the said consulting services shall be rendered. Unless the Corporation is in breach of its December 1998 exclusive dealings agreement with IM2 (the "Tirex/IM2 Agreement") for failure to deliver product in accordance with the terms of the said Tirex/IM2 Agreement, the Consultant shall by this agreement, be prevented and barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever, for or in behalf of persons, firms, or corporations which are in the same business as that of the Corporation, other than to IM2.


3. Compensation

      As compensation for all consulting services rendered by the Consultant during the Engagement Period pursuant to this Agreement, the Corporation shall pay to the Consultant an aggregate consulting fee of up to $50,000, at the rate of $100.00 per hour, for services rendered in accordance with Paragraph 2 hereof. Payment for all services rendered hereunder shall be made, when invoiced, at the end of the Engagement Period by way of an option, hereby granted, to purchase, at an exercise price of $.001 per share, the number of shares of the Corporation's common stock purchasable at the full market price thereof at such time. The exercise period for the option hereby granted shall be for a period of six months, commencing on May 1, 1999.

4. Secrets

      Consultant agrees that any trade secrets or any other like information of value relating to the TCS-1 Plant or technology which he has heretofore acquired during his engagement by the Corporation or any of its affiliates or which he may hereafter acquire during the Engagement Period and the three-year period beginning after termination of the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant and his personnel, if any, in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant and his personnel, if any, to anyone, or be otherwise used by them, except in the regular course of business of the Corporation or its affiliates. Information shall for the purposes of this Agreement be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to distribution agreements, joint venture agreements and other agreements entered into by the Corporation or any of its affiliates.


5. Assignment

      This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations


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of  the  Corporation  under  this  Agreement,  and  provided  further  that  the
Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall obtain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement is personal to the Consultant and shall not be assigned without written consent of the Corporation.

7. Entire Understanding

      This Consulting Agreement contains the entire understanding between the parties and supersedes all prior and collateral communications, reports, agreements, and understandings between the parties. No change, modification, alteration, or addition to any provision hereof shall be binding unless in writing and signed by authorized representatives of both parties. This Consulting Agreement shall apply in lieu of and notwithstanding any specific statement associated with any particular information or data exchanged, and the duties of the parties shall be determined exclusively by the aforementioned terms and conditions.

8. Survival of Certain Agreements

      The covenants and agreements set forth in Articles 4 hereof shall survive the expiration of the Engagement Period and shall survive termination of this Agreement and remain in full force and effect.

9.  Notices

      9.1 All notices required or permitted to be given hereunder shall be delivered by hand, certified mail, or recognized overnight courier, in all cases with written proof of receipt required, addressed to the parties as set forth below and shall be deemed given upon receipt as evidenced by written and dated receipt of the receiving party.

      9.2 Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:

                             The Tirex Corporation
                             740 St. Maurice, Suite 201
                             Montreal, Quebec
                             Canada H3C 1L5


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      9.3 Any notice to Consultant shall be addressed as follows:

                             David B. Sinclair
                             60 Morgan Road
                             Bale d'Urre, Quebec H9X 3A4

      9.4 Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

10. Applicable Law

      This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.


11. Interpretation

      Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

11.  Prior Agreements

      This Agreement supersedes and cancels any and all prior agreements, whether written or oral, between the parties.


      In Witness Whereof, the parties hereto have executed the above Agreement as of the day and year first above written.

                                        THE TIREX CORPORATION


                                        By: /s/ Terence C. Byrne
                                            --------------------
                                                Terence C. Byrne, President

                                        By: /s/ David Sinclair
                                            ------------------
                                                David Sinclair, Consultant


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